EXHIBIT 99


                  Psychiatric Solutions Reports 43% Growth in
            First Quarter Earnings Per Diluted Share on 34% Increase
                                   in Revenue

     Affirms 2007 Earnings Guidance and Expected 12-Month Earnings
             Accretion from Acquisition of Horizon Health



   FRANKLIN, Tenn.--(BUSINESS WIRE)--April 26, 2007--Psychiatric Solutions, Inc. ("PSI") (NASDAQ: PSYS) today announced financial results for the first quarter ended March 31, 2007. Revenue increased 33.6% to a record
$323,718,000 from $242,312,000 for the first quarter of 2006. Income from continuing operations rose 46.3% to $18,144,000 from $12,398,000.
Earnings per diluted share from continuing operations were $0.33 for the first quarter of 2007, up 43.5% from $0.23 for the first quarter of 2006.

   Joey Jacobs, Chairman, President and Chief Executive Officer of PSI, commented, "PSI continued its historic earnings momentum into 2007, with strong revenue growth and increased profit margins driving a substantial increase in earnings per diluted share. Our complementary organic growth and acquisition strategies each contributed to our taking a significant first step toward achieving our financial and operating goals for 2007.

   "We primarily attribute our revenue growth for the first quarter to the increase in our inpatient psychiatric beds to over 8,000 at the end of the quarter from over 6,500 at the same time in 2006. A large majority of the additional beds are in the 17 inpatient facilities PSI acquired since the end of the first quarter of 2006. Based on our ongoing evaluation of other potential transactions, we continue to target the acquisition of at least six additional inpatient facilities during the next 12 months, not including our previously announced agreement to purchase Horizon Health Corporation. Horizon Health owns or leases 15 inpatient facilities with over 1,500 beds and generated revenue of $275 million during its 2006 fiscal year. We expect to complete this transaction, which has been approved by Horizon Health's stockholders, during the second quarter, subject to customary closing conditions, including regulatory approvals and clearance under the Hart-Scott-Rodino Act.

   "We also attribute our profitable growth for the first quarter of 2007 to an increase in same-facility revenue of 5.7% against a strong comparable-quarter performance in the prior year for which same-facility revenue rose 11.0%. Our same-facility revenue growth for the first quarter reflected a 1.0% increase in patient days and a 4.7% increase in revenue per patient day. We remain confident of both our ability and the opportunity to achieve our targeted range of growth in patient days of 3% to 5% for 2007, as well as our targeted range of annual growth in same-facility revenue of 7% to 9%.

   "Due to the operating leverage produced by growth in our same-facility revenue and to our ongoing efforts to enhance operating efficiency and productivity, we produced an increase in same-facility EBITDA as a percentage of same-facility revenue to 20.4% for the first quarter of 2007 from 19.5% for the first quarter last year. This increase contributed to the 33.8% growth in consolidated adjusted EBITDA to $53.8 million for the first quarter of 2007 from $40.2 million for the first quarter of 2006, both of which were 16.6% of revenue." Please see page 7 for a reconciliation of GAAP and non-GAAP financial results.

   Based primarily on the Company's operating and financial results for the first quarter of 2007 and its outlook for the remainder of the year, PSI affirms its guidance for earnings per diluted share for 2007 in a range of $1.42 to $1.46. The Company's guidance does not include the impact from any future acquisitions, including Horizon Health. PSI continues to expect the acquisition of Horizon Health to be accretive to its earnings per diluted share for the 12 months following the completion of the transaction by an amount in the range of $0.17 to $0.20.

   Mr. Jacobs added, "We are confident that the near-term growth opportunity inherent in our guidance is complemented by a compelling long-term opportunity, which is based on strong industry dynamics and our proven growth strategies. Demand for high quality inpatient psychiatric care continues to rise, along with an increasing recognition that mental illness is one of the country's leading diseases. At the same time, little new industry capacity is being added to meet this increased demand, although PSI continues to expand capacity at its existing facilities. As a result of this supply/demand dynamic in an industry that remains highly fragmented, we expect our ability to acquire and operate high quality facilities that are leading providers in their markets will enable us to extend PSI's record of long-term profitable growth for the foreseeable future."

   PSI will hold a conference call to discuss this release tomorrow at 10:00 a.m. Eastern time. Participants will have the opportunity to listen to the conference call over the Internet by going to www.psysolutions.com and clicking Investor Relations or by going to www.earnings.com. Participants are encouraged to go to the selected web sites at least 15 minutes early to register, download, and install any necessary audio software. For those who cannot listen to the live broadcast, a replay will be available at these sites shortly after the call through the end of business on May 11, 2007.

   This press release contains forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements other than those made solely with respect to historical fact and are based on the intent, belief or current expectations of PSI and its management. PSI's business and operations are subject to a variety of risks and uncertainties that might cause actual results to differ materially from those projected by any forward-looking statements. Factors that could cause such differences include, but are not limited to: (1) PSI's ability to complete the acquisition of Horizon Health Corporation and to successfully integrate the Horizon Health operations; (2) potential competition which alters or impedes PSI's acquisition strategy by decreasing PSI's ability to acquire additional inpatient facilities on favorable terms;
(3) the ability of PSI to improve the operations of acquired inpatient facilities; (4) the ability to maintain favorable and continuing relationships with physicians who use PSI's facilities; (5) the ability to receive timely additional financing on terms acceptable to PSI to fund PSI's acquisition strategy and capital expenditure needs, including financing for the acquisition of Horizon Health; (6) risks inherent to the health care industry, including the impact of unforeseen changes in regulation, reimbursement rates from federal and state health care programs or managed care companies and exposure to claims and legal actions by patients and others; and (7) PSI's ability to comply with applicable licensure and accreditation requirements. The forward-looking statements herein are qualified in their entirety by the risk factors set forth in PSI's filings with the Securities and Exchange Commission. PSI undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. Readers should not place undue reliance on forward-looking statements, which reflect management's views only as of the date hereof.

   PSI offers an extensive continuum of behavioral health programs to critically ill children, adolescents and adults through its operation of 75 owned or leased freestanding psychiatric inpatient facilities with more than 8,000 beds in 29 states, Puerto Rico and the U.S. Virgin Islands. PSI also manages freestanding psychiatric inpatient facilities for government agencies and psychiatric inpatient units within medical/surgical hospitals owned by others.



                     PSYCHIATRIC SOLUTIONS, INC.
             CONDENSED CONSOLIDATED STATEMENTS OF INCOME
        (Unaudited, in thousands except for per share amounts)


                                                   Three Months Ended
                                                        March 31,
                                                   -------------------
                                                     2007      2006
                                                   --------- ---------


Revenue                                            $323,718  $242,312

Salaries, wages and employee benefits (including
 share-based compensation of $3,673 and $6,254
 for 2007 and 2006, respectively)                   180,999   139,798
Professional fees                                    31,035    22,715
Supplies                                             18,477    14,015
Rentals and leases                                    4,637     3,347
Other operating expenses                             31,774    23,722
Provision for doubtful accounts                       6,706     4,766
Depreciation and amortization                         6,298     4,744
Interest expense                                     14,386     9,208
                                                   --------- ---------
                                                    294,312   222,315
                                                   --------- ---------
Income from continuing operations
 before income taxes                                 29,406    19,997
Provision for income taxes                           11,262     7,599
                                                   --------- ---------
Income from continuing operations                    18,144    12,398
Loss from discontinued operations, net of
 income tax benefit of $12 and $126
 for 2007 and 2006, respectively                        (19)     (206)
                                                   --------- ---------
Net income                                          $18,125   $12,192
                                                   ========= =========

Basic earnings per share:
 Income from continuing operations                    $0.34     $0.24
 Loss from discontinued operations,
  net of taxes                                            -     (0.01)
                                                   --------- ---------
Net income                                            $0.34     $0.23
                                                   ========= =========

Diluted earnings per share:
 Income from continuing operations                    $0.33     $0.23
 Loss from discontinued operations,
  net of taxes                                            -         -
                                                   --------- ---------
Net income                                            $0.33     $0.23
                                                   ========= =========

Shares used in computing per share amounts:
 Basic                                               53,804    52,514
 Diluted                                             55,237    53,890




                     PSYCHIATRIC SOLUTIONS, INC.
                CONDENSED CONSOLIDATED BALANCE SHEETS
                      (Unaudited, in thousands)


                                               March 31,  December 31,
                                                 2007        2006
                                              ----------- ------------


                    ASSETS
Current assets:
 Cash and cash equivalents                       $15,669      $18,541
 Accounts receivable, less allowance for
  doubtful accounts of
  $19,940 and $18,903, respectively              190,748      180,137
 Prepaids and other                               44,620       44,582
                                              ----------- ------------
Total current assets                             251,037      243,260
Property and equipment, net of accumulated
 depreciation                                    562,473      543,806
Cost in excess of net assets acquired            776,395      761,026
Other assets                                      33,592       33,104
                                              ----------- ------------
Total assets                                  $1,623,497   $1,581,196
                                              =========== ============

     LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
 Accounts payable                                $25,411      $25,294
 Salaries and benefits payable                    59,219       66,438
 Other accrued liabilities                        42,953       45,855
 Current portion of long-term debt                 2,836        2,386
                                              ----------- ------------
Total current liabilities                        130,419      139,973
Long-term debt, less current portion             760,842      740,921
Deferred tax liability                            37,331       44,924
Other liabilities                                 28,633       27,599
                                              ----------- ------------
Total liabilities                                957,225      953,417
Stockholders' equity:
 Common stock, $0.01 par value, 125,000 shares
  authorized;
  54,239 and 53,421 issued and outstanding,
   respectively                                      542          534
 Additional paid-in capital                      544,086      523,193
 Accumulated earnings                            121,644      104,052
                                              ----------- ------------
Total stockholders' equity                       666,272      627,779
                                              ----------- ------------
Total liabilities and stockholders' equity    $1,623,497   $1,581,196
                                              =========== ============



                     PSYCHIATRIC SOLUTIONS, INC.
           CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                      (Unaudited, in thousands)

                                                       Three Months
                                                      Ended March 31,
                                                     -----------------
                                                      2007     2006
                                                     -------- --------

Operating activities:
Net income                                           $18,125  $12,192
Adjustments to reconcile net income to
 net cash provided by continuing
 operating activities:
 Depreciation and amortization                         6,298    4,744
 Share-based compensation                              3,673    6,254
 Amortization of loan costs                              517      405
 Loss from discontinued operations                        19      206
 Change in income tax assets and liabilities          (1,798)   4,202
 Changes in operating assets and liabilities,
  net of effect of acquisitions:
  Accounts receivable                                 (9,305)  (8,297)
  Prepaids and other current assets                     (924)  (1,891)
  Accounts payable                                      (831)  (2,617)
  Salaries and benefits payable                       (9,432)  (5,248)
  Accrued liabilities and other liabilities           (1,064)    (701)
                                                     -------- --------
Net cash provided by continuing operating activities   5,278    9,249
Net cash (used in) provided by discontinued operating
 activities                                             (145)   1,306
                                                     -------- --------
Net cash provided by operating activities              5,133   10,555

Investing activities:
Cash paid for acquisitions, net of cash acquired (25,241) (38,300) Capital purchases of leasehold improvements,
 equipment and software                               (9,872)  (5,513)
Other assets                                             233      239
                                                     -------- --------
Net cash used in investing activities                (34,880) (43,574)

Financing activities:
Principal payments on long-term debt                    (315)     (93)
Net increase in revolving credit facility             19,000        -
Payment of loan and issuance costs                       (85)     (22)
Excess tax benefits from share-based payment
 arrangements                                          2,569    2,446
Proceeds from issuance of common stock upon exercise
 of stock options                                      5,706    1,644
                                                     -------- --------
Net cash provided by financing activities             26,875    3,975
                                                     -------- --------
Net decrease in cash                                  (2,872) (29,044)
Cash and cash equivalents at beginning of the period  18,541   54,700
                                                     -------- --------
Cash and cash equivalents at end of the period       $15,669  $25,656
                                                     ======== ========

Effect of Acquisitions:
Assets acquired, net of cash acquired                $35,928  $43,372
Cash paid for prior year acquisitions                  2,081        -
Liabilities assumed                                   (2,064)  (1,109)
Long-term debt assumed                                (1,704)  (3,963)
Common stock issued                                   (9,000)       -
                                                     -------- --------
Cash paid for acquisitions, net of cash acquired     $25,241  $38,300
                                                     ======== ========




                     Psychiatric Solutions, Inc.
       Reconciliation of Income from Continuing Operations to EBITDA and Adjusted EBITDA
                                (Unaudited)
                     (In thousands, except per share amounts)

                                                    Three Months Ended
                                                        March 31,
                                                    ------------------
                                                      2007     2006
                                                    --------- --------
Income from continuing operations                    $18,144  $12,398
  Provision for income taxes                          11,262    7,599
  Interest expense                                    14,386    9,208
Depreciation and amortization                          6,298    4,744
                                                    --------- --------
EBITDA(a)                                             50,090   33,949
Other expenses:
  Stock compensation                                   3,673    6,254
                                                    --------- --------
Adjusted EBITDA(a)                                   $53,763  $40,203
                                                    ========= ========

(a) EBITDA and adjusted EBITDA are non-GAAP financial measures. EBITDA is defined as income from continuing operations before interest expense (net of interest income), income taxes, depreciation and amortization. Adjusted EBITDA is defined as income from continuing operations before interest expense (net of interest income), income taxes, depreciation, amortization, stock compensation and other items included in the caption above labeled "Other expenses". These other expenses may occur in future periods but the amounts recognized can vary significantly from period to period and do not directly relate to the ongoing operations of our health care facilities. PSI's management relies on EBITDA and adjusted EBITDA as the primary measures to review and assess operating performance of its facilities and their management teams. PSI believes it is useful to investors to provide disclosures of its operating results on the same basis as that used by management. Management and investors also review EBITDA and adjusted EBITDA to evaluate PSI's overall performance and to compare PSI's current operating results with corresponding periods and with other companies in the health care industry. You should not consider EBITDA and adjusted EBITDA in isolation or as a substitute for net income, operating cash flows or other cash flow statement data determined in accordance with accounting principles generally accepted in the United States. Because EBITDA and adjusted EBITDA are not measures of financial performance under accounting principles generally accepted in the United States and are susceptible to varying calculations, they may not be comparable to similarly titled measures of other companies.




                     Psychiatric Solutions, Inc.
               Operating Statistics - Owned Facilities
                             (Unaudited)
                        (Revenue in thousands)

                                            Three Months Ended
                                                 March 31,        %
                                            -------------------
                                              2007      2006     Chg.
                                            --------- --------- ------
Same-facility results:
    Revenue                                 $241,306  $228,376    5.7%
    Admissions                                27,370    26,887    1.8%
    Patient days                             447,082   442,595    1.0%
    Average length of stay(a)                   16.3      16.5  (1.2)%
    Revenue per patient day(b)                  $540      $516    4.7%
    EBITDA margin                               20.4%     19.5% 90 bps

Total facility results:
    Revenue                                 $306,445  $229,756   33.4%
    Admissions                                32,571    26,937   20.9%
    Patient days                             556,911   446,054   24.9%
    Average length of stay(a)                   17.1      16.6    3.0%
    Revenue per patient day(b)                  $550      $515    6.8%
    EBITDA margin                               19.9%     19.5% 40 bps

(a) Average length of stay is defined as patient days divided by admissions.
(b) Revenue per patient day is defined as owned facility revenue divided by patient days.



    CONTACT: Psychiatric Solutions, Inc.
             Brent Turner, 615-312-5700
             Executive Vice President, Finance and Administration